                                                                 Exhibit 2(b)

                               AGREEMENT OF MERGER



                                      AMONG



                            TOPAZ BROADCASTING, INC.



                                       AND



                    REGENT BROADCASTING OF VICTORVILLE, INC.



                                       AND



                           REGENT COMMUNICATIONS, INC.



                                December 17, 1997

                                TABLE OF CONTENTS



                                                                                              Page
                                                                                              ----
DEFINITION OF TERMS

         1.       Definition of Terms

                  (a)      Topaz Stock...........................................................2
                  (b)      Best Knowledge........................................................2
                  (c)      Broadcast Assets......................................................2
                  (d)      Budget................................................................3
                  (e)      Closing Date..........................................................3
                  (f)      Commission............................................................3
                  (g)      Commission's Order....................................................3
                  (h)      Constituent Corporations..............................................3
                  (i)      Final Order...........................................................3
                  (j)      Financials............................................................3
                  (k)      Licenses..............................................................3
                  (l)      Series E Preferred Stock..............................................3
                  (m)      Station...............................................................4

AGREEMENT TO MERGE

         2.       Agreement......................................................................4
         3.       Action to Effect Merger........................................................4
         4.       Certificate of Incorporation and By-Laws.......................................4
         5.       Directors......................................................................4
         6.       Officers.......................................................................4
         7.       Stockholder Approval; Effectiveness of Merger..................................4
         8.       Authorized Shares of Surviving Corporation.....................................5
         9.       Authorized Shares of Disappearing Corporation..................................5

MODE OF EFFECTING MERGER

         10.      Cancellation of Shares.........................................................5
         11.      Funding of Consideration for Topaz Stock.......................................5
         12.      Payment of Cash and Issuance of Preferred Stock................................5

PURCHASE PRICE

         13.      (a)      Consideration Before Adjustment.......................................6
                  (b)      Consideration After Adjustment........................................6



FCC MATTERS

         14.      Commission Consent to Transfer of Control......................................7
         15.      Applications for Consent - Cooperation of the Parties..........................7
         16.      Costs and Expenses.............................................................7
         17.      Operation of the Stations Before Closing.......................................7
         18.      Control and Access.............................................................7
         19.      Time for Commission Consent - Termination......................................7

COVENANTS, REPRESENTATIONS AND WARRANTIES OF TOPAZ

         20.      Covenants, Representations and Warranties of Topaz.............................8
                  (a)      Corporate Standing and Authority......................................8
                  (b)      Ownership of Topaz Stock..............................................8
                  (c)      Corporate Power.......................................................9
                  (d)      Capital Stock.........................................................9
                  (e)      Due Authorization, Etc................................................9
                  (f)      Affiliates............................................................9
                  (g)      Rights to Acquire Securities..........................................9
                  (h)      Corporate Records.....................................................9
                  (i)      Right to Acquire Title to Broadcast Assets...........................10
                  (j)      Financial Statements.................................................10
                  (k)      Contracts............................................................10
                  (1)      Government Authorizations............................................11
                  (m)      Management, Key Employees and Accounts...............................12
                  (n)      Tax Elections........................................................13
                  (o)      Related Transactions.................................................13
                  (p)      Taxes................................................................13
                  (q)      Employee Benefit Plans...............................................13
                  (r)      Compliance With FCC Regulations......................................14
                  (s)      Personal Property....................................................14
                  (t)      Environmental........................................................14
                  (u)      Insurance............................................................15
                  (v)      Laws, Regulations and Instruments....................................15
                  (w)      Conduct of Station...................................................15
                  (x)      Disposition of Assets................................................15
                  (y)      Transmitter Sites....................................................15
                  (z)      Litigation...........................................................16
                  (aa)     No Conflict..........................................................16
                  (bb)     Required Consents....................................................16
                  (cc)     Intellectual Property................................................16
                  (dd)     Qualifications for Transfer of Control...............................17
                  (ee)     Absence of Certain Changes...........................................17
                  (ff)     Personnel Information................................................17


                  (gg)     Outstanding Debt.....................................................18
                  (hh)     Negative Covenants...................................................18
                  (ii)     Affirmative Covenants................................................19
                  (jj)     Additional Agreements................................................20
                  (kk)     Join in Execution of Documents.......................................20
                  (ll)     Full Disclosure......................................................20

COVENANTS, REPRESENTATIONS AND WARRANTIES
OF REGENT AND SUBSIDIARY

         21.      Covenants, Representations and Warranties of Regent and Subsidiary............20
                  (a)      Corporate Standing and Authority.....................................20
                  (b)      Corporate Power......................................................21
                  (c)      Capitalization.......................................................21
                  (d)      Join in Execution of Documents.......................................21
                  (e)      Litigation...........................................................22
                  (f)      No Conflict..........................................................22
                  (g)      Licenses.............................................................22
                  (h)      [Intentionally Left Blank]...........................................22
                  (i)      Absence of Certain Changes...........................................22
                  (j)      Laws, Regulations and Instruments....................................23
                  (k)      Issuance of Series E Preferred Stock.................................23
                  (l)      Financial Statements.................................................23
                  (m)      No Adverse Changes...................................................23
                  (n)      Qualifications for Transfer of Control...............................23
                  (o)      Insurance............................................................24
                  (p)      Taxes................................................................24
                  (q)      Full Disclosure .....................................................24
                  (r)      Covenants............................................................24

INDEMNIFICATION

         22.      Indemnification ..............................................................25

RISK OF LOSS

         23.      Risk of Loss..................................................................26
                  (a)      Broadcast Assets.....................................................26
                  (b)      Broadcast Transmission of the Stations Prior to Closing..............27

CONDITIONS PRECEDENT TO SUBSIDIARY'S AND REGENT'S
OBLIGATION TO CLOSE


         24.      Conditions Precedent to Subsidiary's and Regent's Obligations.................27
                  (a)      Representations, Warranties and Covenants............................27
                  (b)      Delivery of Closing Documents........................................27
                  (c)      Licenses.............................................................27
                  (d)      Consents.............................................................28
                  (e)      Final Order..........................................................28
                  (f)      Adverse Proceedings..................................................28
                  (g)      Environmental Examination............................................28
                  (h)      Time Brokerage Agreement Compliance..................................28
                  (i)      Material Adverse Change..............................................28
                  (j)      Repair or Correction of Existing Condition...........................28
                  (k)      Closing on Ruby APA..................................................28

CONDITIONS PRECEDENT TO TOPAZ'S OBLIGATION TO CLOSE

         25.      Conditions Precedent to Topaz's Obligations...................................29
                  (a)      Representations, Warranties and Covenants............................29
                  (b)      Purchase Price.......................................................29
                  (c)      Delivery of Closing Documents........................................29
                  (d)      Final Order..........................................................29
                  (e)      Consents.............................................................29
                  (f)      Adverse Proceedings..................................................29
                  (g)      Issuance of Series E Preferred Stock.................................29
                  (h)      Title and Environmental Examination..................................29
                  (i)      Closing on Ruby APA..................................................30

CLOSING DOCUMENTS

         26.      Closing Documents to be Delivered by Topaz....................................30
         27.      Closing Documents to be Delivered by Regent and Subsidiary....................31
         28.      Escrow Deposit................................................................34
         29.      Remedies on Default-Prior to Closing..........................................34
         30.      Brokerage.....................................................................35
         31.      Survival of Representations and Warranties....................................35

MISCELLANEOUS PROVISIONS

         32.      Time Brokerage Agreement......................................................35
         33.      Headings......................................................................35
         34.      Execution.....................................................................36
         35.      Notices.......................................................................36


         36.      Disclosure....................................................................37
         37.      Receipt of Series E Preferred Stock...........................................37
         38.      Amendment or Termination......................................................37
         39.      Entire Agreement..............................................................37
         40.      Governing Law and Forum.......................................................37
         41.      Successors and Assigns........................................................41

                               AGREEMENT OF MERGER

         THIS AGREEMENT is made and entered as of this 17th day of December 1997, by and among REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as "Regent"), REGENT BROADCASTING OF VICTORVILLE, INC., a Delaware corporation (hereinafter referred to as "Subsidiary"), and TOPAZ BROADCASTING, INC., a Delaware corporation (hereinafter referred to as "Topaz").

                                    PREAMBLE

                               W I T N E S E T H:

         WHEREAS, Topaz is a party to an Asset Purchase Agreement (the "KIXA APA"), to purchase all of the tangible and intangible assets used or held by RASA Communications, Inc. for use in the operation of Radio Station KIXA-FM, Lucerne Valley, California (the "Station"); and

         WHEREAS, Subsidiary is a wholly-owned subsidiary of Regent; and

         WHEREAS, the Board of Directors of Topaz and the Board of Directors of Subsidiary deem it advisable that Topaz (sometimes referred to as "the Disappearing Corporation") be merged into Subsidiary (sometimes referred to as "the Surviving Corporation") under the laws of the States of Delaware in the manner provided therefor pursuant to Section 251 and related sections of Title 8 of the Delaware Code and in a tax-free exchange in accordance with the provisions of Section 1031 of the Code of the Internal Revenue Service; and

         WHEREAS, as a result of such merger, all of the outstanding capital stock of Topaz will be redeemed and cancelled by Regent; and

         WHEREAS, the permit of the Station may not be assigned without prior written consent of the Federal Communications Commission; and

         WHEREAS, Regent, Subsidiary, and Topaz have negotiated the terms and conditions of such merger, including the consideration to be paid to Thomas P. Gammon, the sole stockholder of Topaz (hereinafter sometimes referred as "Gammon" or "Stockholder"); and

         WHEREAS, Subsidiary and Ruby Broadcasting, Inc., a Delaware corporation, the sole stockholder of which is Gammon have entered into an Asset Purchase Agreement (hereinafter the "Ruby APA") for the acquisition of radio stations KIXW (AM) and KZXY-FM, Apple Valley, California; and

         WHEREAS, Topaz and Regent have entered into a Time Brokerage Agreement (the "Time Brokerage Agreement") of even date herewith concerning the operation of the Station;

         NOW, THEREFORE, in consideration of the mutual promises and the conditions hereinafter contained, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                               DEFINITION OF TERMS
                               -------------------

         1. DEFINITION OF TERMS. In addition to the words and terms defined in the recitals and elsewhere in this Agreement, the following terms shall have the following meanings:

                  (a) "Topaz Stock" means all shares of the capital stock of Topaz outstanding on the Closing Date and all options, warrants and other rights to acquire the capital stock of Topaz (by exchange, conversion, exercise of options, or otherwise) outstanding on the Closing Date.

                  (b) "Best Knowledge" means actual knowledge plus knowledge which should be possessed by a reasonably prudent person in the same or similar capacity as the person or persons to whom Best Knowledge is attributed. "Best Knowledge of Topaz" means the Best Knowledge of Thomas P. Gammon. "Best Knowledge of Regent" means the Best Knowledge of Terry S. Jacobs and William L. Stakelin.

                  (c) "Broadcast Assets" means the KIXA Assets as defined in the KIXA APA, together with any tangible and intangible assets used or held for use by Topaz in the operation of the Station, including:

                           (i) All contracts for the sale of broadcast time or
advertising on the Station for cash which are valid and enforceable as of the Closing Date.

                           (ii) All contracts for the sale of broadcast time or
advertising on the Station in exchange for merchandise or services (or a combination of merchandise or services and cash) which are valid and enforceable as of the Closing Date arising from the sale of broadcast time on the Station.

                           (iii) All other leases, contracts and agreements
relating to the operation of the Station and which are in effect on the Closing Date, including without limitation those described in Schedule 20(k-1).

                           (iv) All the tangible property, assets, furniture,
fixtures, supplies, materials, goods, transmitters and equipment used or useful in the operation of the Station, including, without limitation, those listed on
Schedule 20(s) and including replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of business.

                           (v) Goodwill, privileges, permits, copyrights, logos,
jingles, service marks, trademarks and trade names (including rights in applications in connection therewith), and other intangible rights used or owned by, or under the control of, Topaz for use in the operation of the Station or in connection therewith.

                           (vi) The correspondence, files, records, stock books,
minute books, books of account, logs, advertising lists, copy and other files, books, writings and records of Topaz.

                           (vii) All accounts and notes receivable of Topaz as
of the Closing Date arising from the sale of broadcast time on the Station.

                           (viii) Real property owned by Topaz as of the Closing
Date.

                           (ix) All other things owned by Topaz (excluding cash
on hand) used or useful in the operation of the Station and not disposed of in the ordinary and usual course of business; provided, however, the Broadcast Assets shall not include those items listed on Schedule 1(c)(ix).

                  (d) "Closing Date" means the date, time and place designated by not less than ten (10) days' written notice from Subsidiary to Topaz, which date shall not be less than five (5) days and not more than ten (10) days after the occurrence of the later of the Final Order or the satisfaction of any condition imposed by the Commission pursuant to the Commission's Order, or such other date within the effective period (including any extension thereof) of the Commission's order as shall be mutually agreed upon by Topaz and Subsidiary. "Closing" means the redemption and cancellation of the Topaz Stock, the delivery of the consideration therefor to Gammon, and the execution and delivery of the other documents as provided herein, which shall occur prior to the assignment of the KIXA FCC Licenses to Subsidiary.

                  (e) "Commission" means the Federal Communications Commission.

                  (f) "Commission's Order" means the action of the Commission consenting to the assignment of the KIXA FCC Licenses, as defined in the KIXA APA, to Subsidiary.

                  (g) "Constituent Corporations" means Topaz Broadcasting, Inc. and Regent Broadcasting of Victorville, Inc.

                  (h) "Final Order" means the Commission's Order as to which the time for filing a request for all administrative or judicial review shall have expired without any such filing having been made, or in the event of such filing, the Commission's Order shall have been reaffirmed or upheld and the time for seeking further administrative or judicial review with respect thereto shall have expired without any request for such further review having been filed.

                  (i) "Financials" means the unaudited financial statements for the Station for the month ended October 31, 1997, and for monthly periods thereafter up to and including the Closing Date, furnished and to be furnished to Regent and consisting of balance sheets, and statements of income and retained earnings.

                  (j) "Licenses" means all licenses, permits and authorizations issued by the Commission relative to the Station, as listed and described on
Schedule 2.1(a) to the KIXA APA.

                  (k) "Series E Preferred Stock" means the $5 Series E Convertible Preferred Stock of Regent being issued and delivered to, and acquired by, Gammon under the terms of this Agreement, and having the attributes described on Schedule 1(l).

                  (l) "Station" means radio station KIXA-FM and any auxiliary stations of such Station.

                               AGREEMENT TO MERGE
                               ------------------

         2. AGREEMENT. Topaz, a corporation duly organized under the State of Delaware, and Subsidiary, a corporation duly organized and existing under the laws of the State of Delaware, hereby agree that, in accordance with and subject to the terms and conditions set forth herein, upon Effectiveness, Topaz shall be merged with and into Subsidiary, the separate corporate existence of Topaz shall cease, Subsidiary shall continue in existence and such merger shall in all respects have the effect provided for in Section 259 of the General Corporation Law of the State of Delaware.

         3. ACTION TO EFFECT MERGER. Prior to, from and after Effectiveness, Topaz, Subsidiary and Regent shall take all such action as shall be necessary or appropriate, in order to effectuate this merger in accordance with and subject to the terms of this Agreement of Merger and the laws of the State of Delaware.

         4. CERTIFICATE OF INCORPORATION AND BY-LAWS. From and after Effectiveness and until thereafter amended as provided by law, the Certificate of Incorporation and the By-Laws of Subsidiary as in effect immediately prior to Effectiveness shall be and continue to be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         5. DIRECTORS. The Board of Directors of Subsidiary shall be the Board of Directors of the Surviving Corporation as of and after Effectiveness.

         6. OFFICERS. The following shall be the officers of the Surviving Corporation as of and after Effectiveness to hold office as provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation:



         Chairman of the Board,
         Chief Executive Officer,
         Treasurer.........................................Terry S. Jacobs
         President, Chief Operating
         Officer, Secretary............................William L. Stakelin
         Vice President-Finance,
         Assistant Secretary................................Matthew Yeoman
         Assistant Secretary.........................Christina Tenhundfeld
         Assistant Secretary................................Alan C. Rosser

         7. STOCKHOLDER APPROVAL; EFFECTIVENESS OF MERGER. This Agreement of Merger has been approved by the stockholder of Topaz and the stockholder of Subsidiary as provided by the applicable laws of the State of Delaware. If this Agreement is not terminated or abandoned in accordance with its terms, this Agreement of Merger shall be executed and certified by Topaz and Subsidiary pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, and the Constituent Corporations shall prepare, file and record with the Secretary of State of

Delaware a Certificate of Merger in the form provided under such Section 251(c) as soon as practicable after the Closing. The merger shall become effective upon the due and proper filing of the Certificate of Merger as herein provided, herein sometimes called the "Effectiveness."

         8. AUTHORIZED SHARES OF SURVIVING CORPORATION. Subsidiary presently has authorized capital stock of 1,000 common shares, $1.00 per share par value, of which 100 shares are issued and outstanding to Regent.

         9. AUTHORIZED SHARES OF DISAPPEARING CORPORATION. Topaz presently has authorized and outstanding capital stock consisting of the following:


                                            Total              Total
                                          Authorized        Outstanding
                  Capital Stock            Shares              Shares


                  Common, $0.10 per        1,000                1,000
                  share par value


                            MODE OF EFFECTING MERGER
                            ------------------------

         10. CANCELLATION OF SHARES.

                  (a) At Effectiveness, by virtue of the merger and without any action on the part of the holder of the capital stock of Subsidiary, each issued and outstanding share of the capital stock of Subsidiary shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

                  (b) At Effectiveness, all outstanding shares of Topaz stock and all outstanding options and warrants to purchase Topaz stock shall be redeemed and canceled, and each share held in Topaz's treasury shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired and shall cease to exist. At the Closing, Gammon shall surrender for redemption and cancellation his certificate or certificates evidencing all of the outstanding shares of Topaz Stock.

         11. FUNDING OF CONSIDERATION FOR TOPAZ STOCK. On or before the Closing Date, Regent shall have issued to Subsidiary at least 400,000 shares of Series E Preferred Stock.

         12. PAYMENT OF CASH AND ISSUANCE OF PREFERRED STOCK. Subject to the provisions of paragraph 13 hereof, at the Closing, Subsidiary shall:

                  (a) Cause to be delivered to Escrow Agent 40,000 shares of Series E Preferred Stock, to be held, administered and released in accordance with the Indemnification Escrow Agreement provided for in paragraph 22 hereof (the "Indemnification Escrow Agreement"), which securities will be held in escrow for a period of one (1) year after the Closing Date, and will be used to satisfy indemnification claims of Regent or Subsidiary pursuant to paragraph 22 hereof; and

                  (b) Cause to be delivered to Gammon a certificate or certificates for 360,000 fully paid and nonassessable shares of Series E Preferred Stock.

                                 PURCHASE PRICE
                                 --------------

         13. (a) CONSIDERATION BEFORE ADJUSTMENTS. The consideration to be paid for the Topaz Stock before adjustments as provided in paragraph 13(b) below (the "Consideration Before Adjustments") will consist of the following:

                           (i) Four Hundred Thousand (400,000) shares of Series
E Preferred Stock.

                  (b) CONSIDERATION AFTER ADJUSTMENTS. At the Closing, a computation shall be compiled by Topaz setting forth as of the Closing Date the amount of Topaz's Cash (as hereinafter defined) and all known Liabilities of Topaz as set forth below ("Closing Statement"). The Consideration Before Adjustments shall be adjusted by (a) an increase by the amount of any Cash and
(b) a decrease by the amount of any Liabilities shown on the Closing Statement. The Consideration, as so adjusted, shall hereinafter be referred to as the "Consideration After Adjustments". In the event any adjustments are made to the Consideration Before Adjustments pursuant to the terms of this paragraph 13(b), such adjustments shall be made such that the total Consideration After Adjustments payable to Gammon for the Topaz Stock, shall be payable in shares of Series E Preferred Stock, based on a per share stated value of $5.00.

         As used herein, "Cash" shall mean any cash on hand and in banks, certificates of deposit, treasury bills and marketable securities and other cash equivalents, accounts receivable (less adequate reserves) and any other current asset listed on Topaz's balance sheet) that are assets of Topaz after the Closing Date.

         As used herein, the term "Liabilities" shall mean at the Closing Date the amount of all the liabilities of Topaz that should be recorded on a balance sheet or disclosed in the notes to the financial statements as of that date computed in accordance with generally accepted accounting principles applied on a basis consistent with those followed in the preparation of the financial statements described in paragraph 1(i) and shall include (i) accounts payable,
(ii) all indebtedness, (iii) any unpaid bonuses, severance or vacation pay accrued to employees for the period ending on the day prior to the Closing Date, (iv) net trade and barter obligations that exceed $25,000 in the aggregate, and (v) all other items which in accordance with generally accepted accounting principles consistently applied should be included as Liabilities of Topaz. Liabilities shall not include any liability under the KIXA APA or KIXA TBA. For purposes of the determination of Liabilities, all expenses relating to Topaz and arising from the conduct of Topaz's business and operation of the Station (including without limitation such items as taxes, license fees, utilities, and rents) shall be prorated between Regent and Topaz in accordance with generally accepted accounting principles as of 11:59 p.m. Pacific time, on the date immediately preceding the Closing Date.

                                   FCC MATTERS
                                   -----------

         14. COMMISSION CONSENT TO TRANSFER OF CONTROL. Notwithstanding anything herein to the contrary, the terms and conditions of this Agreement are subject to any applicable Final Order prior to Closing granting consent to the assignment of KIXA FCC Licenses to Subsidiary.

         15. APPLICATIONS FOR CONSENT - Cooperation of the Parties. As set forth in Section 7.2 of the KIXA APA, RASA shall join with Regent, in filing an application for assignment of license. They shall promptly and diligently file and expeditiously prosecute all necessary or desired amendments to such application, briefs, pleadings, documents and supporting data, and take all such actions and give all such notices as may be required or requested by the Commission or as may be appropriate in an effort to expedite the consent of the Commission.

         16. COSTS AND EXPENSES. Topaz, Subsidiary and Regent each shall bear its own legal fees and other costs and expenses with respect to this transaction. All sales, transfer and documentary taxes, if any, in respect of the Topaz Stock shall be borne equally by Topaz and Regent. All other fees and expenses payable by Topaz but not paid prior to Closing shall be treated as a current liability of Topaz at Closing and will be paid by the surviving entity at Closing.

         17. OPERATION OF THE STATION BEFORE CLOSING. Subject to Regent's time brokering of the Station pursuant to the Time Brokerage Agreement, between the date of this Agreement and the Closing Date, Topaz will perform its obligations under the Time Brokerage Agreement dated August 29, 1997 by and between RASA and Topaz (the "KIXA TBA").

         18. CONTROL AND ACCESS. Subject to Regent's time brokering of the Station pursuant to the Time Brokerage Agreement, prior to Closing, Regent and its agents shall not directly or indirectly (i) control, supervise or direct, or
(ii) attempt to control, supervise or direct, the operations of the Station. Except as otherwise provided herein, such operations shall be the sole responsibility of and in the complete discretion of RASA. Regent shall be permitted reasonable observation, access and inspection of Topaz's records and property of the Station during regular business hours and be furnished on a monthly basis (within 20 days following the end of each month) a profit and loss statement and such other financial statements including historical statements, relating to the Station as it may reasonably request and as are regularly prepared by Topaz in the ordinary course of the business.

         19. TIME FOR COMMISSION CONSENT-TERMINATION. If the Closing has not occurred on or before December 1, 1998, this Agreement may be terminated at the option of either Topaz or Subsidiary upon the giving of ten (10) days written notice to the other, provided that the terminating party is not in material breach of this Agreement or the Ruby APA and, in the absence of material breach by any of the parties, Regent, Subsidiary and Topaz shall thereupon be released and discharged of all obligations hereunder, and the Escrow Deposit under paragraph 28 shall be refunded to Regent.

                           COVENANTS, REPRESENTATIONS
                             AND WARRANTIES OF TOPAZ
                             -----------------------

         20. COVENANTS, REPRESENTATIONS AND WARRANTIES OF TOPAZ. Topaz makes the following covenants, representations and warranties:

                  (a) CORPORATE STANDING AND AUTHORITY.

                           (i) Topaz is, and on the Closing Date will be, a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; authorized to conduct business within the State of California (being the only state in which the Station's offices, equipment, facilities and the other tangible Broadcast Assets are situated); and with all corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                           (ii) This Agreement and the transactions contemplated
hereby have been ratified, adopted and approved by the Board of Directors and the Stockholder of Topaz, and copies of all corporate proceedings of Topaz relating to such authorization and approval, certified by its Secretary, will be promptly delivered to Regent. This Agreement constitutes a valid and binding obligation of Topaz, enforceable against it in accordance with its terms, subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and the availability of equitable remedies.

                  (b) OWNERSHIP OF TOPAZ STOCK. Based upon a certificate of Gammon to be delivered on or before the Closing Date and upon the stock records of Topaz:

                           (i) all of the Topaz Stock is owned by Gammon free
and clear of all liens, encumbrances, charges and assessments;

                           (ii) at the Closing, Gammon will own the Topaz Stock,
which will be all of the outstanding capital stock of Topaz and all of the outstanding options, warrants or other rights to acquire capital stock of Topaz;

                           (iii) there will be no restrictions with respect to
the redemption and cancellation of the Topaz Stock in accordance with the terms of this Agreement;

                           (iv) the Topaz Stock is free and clear of all liens,
encumbrances, claims, charges, assessments and restrictions (other than restrictions on transferability imposed under federal or state securities laws); and

                           (v) none of the Topaz Stock is owned or voted by an
alien or a foreign government or a corporation organized under the laws of a foreign country or by the representative of any of the above.

                  (c) CORPORATE POWER. Topaz:

                           (i) has all requisite corporate power and authority
to own, lease and operate its assets and to carry on its business as now being conducted by it and as proposed to be conducted by it between the date hereof and the Closing Date;

                           (ii) has obtained all licenses, permits or other
authorizations and has taken all actions required by applicable law or governmental regulations which are material to its business as now conducted;

                           (iv) has taken all necessary and proper corporate
action to enter into this Agreement and to consummate the transactions referred to or set forth in this Agreement.

                  (d) CAPITAL STOCK. Topaz has authorized and outstanding capital stock consisting solely of the following:


                                        Total                  Total
                                      Authorized             Outstanding
                  Capital Stock         Shares                 Shares
                  -------------         ------                 ------

                  Common, $0.10 per      1,000                 1,000
                  share par value


                  (e) DUE AUTHORIZATION, ETC. All of the outstanding capital stock of Topaz has been duly and validly authorized and issued and is fully paid and nonassessable and none of such securities has been issued or acquired in violation of any preemptive, subscription or other rights to purchase or acquire such securities or in violation of the Securities Act of 1933, as amended (the "Act"), or the securities or blue sky or any other applicable laws or regulations of any jurisdiction.

                  (f) AFFILIATES. Except as set forth on Schedule 20(f), Topaz does not own, directly or indirectly, any interest in any corporation, business trust, joint stock company or other business organization, association, partnership or venture.

                  (g) RIGHTS TO ACQUIRE SECURITIES. Except as identified on
Schedule 20(g), there are no outstanding rights, warrants, options, subscriptions, agreements, or commitments giving anyone any current or future right to require Topaz to sell or issue any capital stock or other securities or any agreement or arrangement restricting the right of Topaz to issue or sell any capital stock or other securities.

                  (h) CORPORATE RECORDS. The minute books of Topaz reflect accurately all action taken by the Stockholder, the Board of Directors and the committees of such Board and will reflect accurately all action required to be taken by the Closing by the Stockholder, such Board and the committees of such Board to enable Topaz to execute and perform this Agreement and all transactions contemplated hereunder, and contain true and complete copies of the Certificate of Incorporation and By-Laws of Topaz, and all amendments thereto. The stock certificate books and share ledger of Topaz reflect accurately all information called for thereon and all issuances and transfers in the capital stock of all classes. All issuances and transfers reflected in said stock certificate books and ledger were duly and validly taken in compliance with the laws of the applicable jurisdiction.

                  (i) RIGHT TO ACQUIRE TITLE TO BROADCAST ASSETS. Topaz has the full and complete right to acquire good and marketable title to all of the Broadcast Assets pursuant to the KIXA-APA, free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, charges and encumbrances, except those identified in the KIXA APA.

                  (j) FINANCIAL STATEMENTS. The Financials heretofore furnished to Regent, as well as all financial information supplied, or to be supplied, pursuant to paragraph 18 fairly present or will fairly present the financial position and results of operations of Topaz as of the dates thereof and for the periods represented. All said Financials and financial information, where applicable, have been or will be prepared in accordance with the books and records of Seller.

         (k) CONTRACTS.

                           (i) Schedule 20(k-1) is a complete list or
description of all written and oral contracts relative to the Station in existence at the date of this Agreement which are enforceable against Topaz or, to the best knowledge of Topaz, RASA Communications, Inc., excluding:

                                    (A) oral employment arrangements with
Station employees;

                                    (B) written employment arrangements with
Station employees terminable without penalty or severance pay on no more than two (2) weeks' notice;

                                    (C) contracts for the sale of radio time or
advertising;

                                    (D) contracts for the use, rental, or lease
of office equipment (other than telephone and computer equipment); and

                                    (E) other miscellaneous contracts not
uncommon to broadcast properties which do not exceed $50,000 of expenditures or revenues annually in the aggregate. All contracts for the sale of broadcast time or advertising on the Station in exchange for merchandise or services on or after the date hereof which will not be fully performed by the Closing Date to which Topaz or RASA Communications, Inc. is a party or by which it is bound are listed on Schedule 20(k-2) and are pre-emptible for cash sales with the exception of those identified on Schedule 20(k-2) as not pre-emptible for cash sales. True and complete copies of all contracts, leases and agreements listed in Schedule 20(k-1) have been made available to Regent. Except as provided in the KIXA APA, Topaz or RASA Communications, Inc. is and on the Closing Date will be current in all of its obligations under all of the contracts, leases and agreements listed on Schedule 20(k-1) and identified by mutual agreement of the parties hereto as a material contract, lease or agreement, and each such material contract, lease and agreement shall be in full force and effect and will not be impaired by any acts or omissions within the reasonable control of Topaz, its agents or employees on the Closing Date except for those that shall previously have expired by passage of time in accordance with their respective terms. Except as set out on Schedule 20(k-1), there shall not, on the Closing Date, be any other contracts not of the types excluded from being listed on Schedule 20(k-1) outstanding with respect to the operation of the Station.

                           (ii) on the Closing Date, to the extent any
assignment may be necessary, Topaz will have full legal right and power to assign its rights under all the material contracts, leases and agreements to Regent or any wholly owned subsidiary of Regent as a result of the merger.

                           (iii) Except as set forth on Schedule 20(k-1), Topaz
is not a party to any written or oral:

                                    (A) agreement or indenture relating to the
borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any material asset or material group of assets of Topaz;

                                    (B) guarantee of any obligation; or

                                    (C) agreement whereunder Topaz or any
successor is obligated to make any conditional or other payment based upon the future performance of Topaz or the Station.

                  (l) GOVERNMENT AUTHORIZATIONS.

                           (i) To the best knowledge of Topaz, the KIXA APA
contains a true and complete list of all Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are presently conducted (including, without limitation, auxiliary licenses associated with the Station), except for such licenses, permits and authorizations the failure of which to obtain would not have an adverse effect on Regent or the Station. Topaz has delivered to Regent true and complete copies of the Station's Licenses and the other licenses, permits and authorizations listed in Schedule 1(k), including any and all amendments and other modifications thereto.

                           (ii) To the best knowledge of Topaz, as specified in
the KIXA APA, RASA Communications, Inc. is the authorized legal holder of the Licenses and other licenses, permits and authorizations listed in the KIXA APA. Except as set forth in the KIXA APA, none of the Licenses and other licenses, permits and authorizations listed in the KIXA APA is subject to any restrictions or conditions which would materially limit the full operation of the Station as now operated.

                           (iii) To the Best Knowledge of Topaz, except as set
forth in the KIXA APA, and except for matters affecting the radio broadcast industry generally, there are no applications, complaints, petitions or proceedings pending or threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Station. To the best knowledge of Topaz, except as set forth in the KIXA APA, the Licenses and the other licenses, permits and authorizations listed in the KIXA APA are in good standing, are in full force and effect and are unimpaired by any act or omission of RASA Communications, Inc. or its stockholders, officers, directors or employees. The operations of the Station is in accordance with the Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in the KIXA APA. Except as set forth in the KIXA APA, no proceedings are pending or threatened, and there has not been any act or omission of Topaz or RASA Communications, Inc. or any of their respective officers, directors, stockholders or employees, which may result in the revocation, modification, non-renewal or suspension of any of the Licenses or the other licenses, permits and authorizations listed in the KIXA APA, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other governmental or regulatory authority with respect to the Licenses or the other licenses, permits and authorizations listed in the KIXA APA or which may affect Regent's ability to continue to operate the Station as it is currently operated.

                           (iv) To the best knowledge of Topaz, the Station is
operating with the maximum facilities specified in the License.

                           (v) To the Best Knowledge of Topaz: (i) the Station
is not causing objectionable interference to the transmissions of any other broadcast station or communications facility nor has the Station received any complaints with respect thereto; and (ii) no other broadcast station or communications facility is causing objectionable interference to transmissions of the Station or the public's reception of such transmissions.

                           (vi) Topaz has no reason to believe that the Licenses
and the other licenses, permits, or authorizations listed in the KIXA APA will not be renewed in their ordinary course.

                           (vii) All reports, forms, and statements required to
be filed by Topaz with the FCC with respect to the Station have been filed and are substantially complete and accurate.

                           (viii) To the Best Knowledge of Topaz, there are no
facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify RASA Communications, Inc. as assignor of the Licenses or cause the Licenses and the other licenses, permits and authorizations listed in the KIXA APA not to be renewed in their ordinary course.

                           (ix) To the best knowledge of Topaz, the operations
of the Station and all of the Broadcast Assets are in compliance in all respects with ANSI Radiation Standards C95.1 - 1982.

                  (m) MANAGEMENT, KEY EMPLOYEES AND ACCOUNTS. Schedule 20(m-1) sets forth the names of all employees whose compensation (including without limitation, salaries, bonuses and commissions) from Topaz, or to the best knowledge of Topaz, RASA Communications, Inc. for the year ended December 31, 1996 or for the current year on an annualized basis exceeds

$20,000. Schedule 20(m-2) sets forth the name of each bank or savings institution in which Topaz has an account or safe deposit box.

                  (n) TAX ELECTIONS. Topaz has not filed a consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1954, as amended, with regard to any property held, acquired or to be acquired at any time.

                  (o) RELATED TRANSACTIONS. Except as set forth on Schedule 20(o), at Closing there will be no outstanding debts and other obligations of Topaz to its Stockholder or officers or directors, except for those incurred for normal travel and entertainment in connection with the conduct of the business of the Station, and were incurred in return for fair and adequate consideration paid or delivered by it in cash, services, or other property. All debts of the Stockholder or any of Topaz's officers or directors to Topaz are reflected on the Financial Statements. Since December 31, 1996, Topaz has not made any advances or loans to its Stockholder or any officers, directors, employees or agents or its affiliates or associates, or advances for reasonable and necessary business expenses and salespersons' commissions that will exist at Closing, except as disclosed in Schedule 20(o).

                  (p) TAXES. Except as set forth on Schedule 20(p), Topaz has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it. All returns identified on Schedule 20(p) to be filed will be filed and all taxes required to be paid in respect of the periods covered by such returns will be paid prior to the Closing Date. Topaz has delivered to Regent true and complete copies of all federal, state and local tax returns of Topaz as filed for the years ended December 31, 1994, 1995, and 1996. Topaz has duly paid or accrued all taxes required to be paid by it in respect of the periods covered by all such returns, whether or not shown on such returns, and all interest and penalties thereon, whether disputed or not, and Topaz has no liability for taxes in excess of the amounts so paid. All of the tax liabilities of Topaz for the current year to date and all prior years, whether or not they have become due and payable, been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of Topaz or in the Financials. Topaz has not requested any extension of time within which to file any tax returns which have not since been filed. The federal income tax returns of Topaz have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including fiscal year 1992. Except as set forth on Schedule 20(p), Topaz has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. Topaz does not have as of the date hereof any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes). As used herein, the term "tax" includes, without limitation, all federal, state, local and foreign income, profits, sales, use, occupancy, excise, added value, employees' income withholding, social security, franchise, property, and all other governmental taxes, license fees and other changes of every kind and description and related governmental charges imposed by the laws and regulations of any governmental jurisdiction, whether such taxes are due or claimed to be due from them by federal, state, local or foreign taxing authorities.

                  (q) EMPLOYEE BENEFIT PLANS. On the date hereof and on the Closing Date, Topaz will not have in effect any bonus, premium, group insurance, retirement, stock option, pension, profit sharing or similar plan or any employment agreement with respect to any of its employees except as set forth on
Schedule 20(q) and Schedule 20(k-1).

                  (r) COMPLIANCE WITH FCC REGULATIONS. To the best knowledge of Topaz, except as specified in the KIXA APA, the operation of the Station and all of the Broadcast Assets are in compliance in all material respects with: (a) all applicable engineering standards required to be met under applicable FCC rules; and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and there are no filed claims to the contrary.

                  (s) PERSONAL PROPERTY. Without material omission, the KIXA APA and Schedule 20(s) hereto contain a list of all items of tangible personal property owned by Topaz and, to the Best Knowledge of Topaz, RASA Communications, Inc., respectively, and used in the conduct of the business and operations of the Station. Schedule 20(s) also separately lists any tangible personal property leased by Topaz pursuant to leases included within the Contracts. Except as disclosed in the KIXA APA and Schedule 20(s), Topaz and, to the Best Knowledge of Topaz, RASA Communications, Inc., respectively, have good and marketable title to all of the items of tangible personal property which are included in the Broadcast Assets (other than those subject to lease) and none of such Broadcast Assets is, or at the Closing will be, subject to any security interest, mortgage, pledge, lease, license, lien, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. To the Best Knowledge of Topaz, the properties listed in the KIXA APA and Schedule 20(s), along with those properties subject to lease and included among the Contracts, constitute all tangible personal property necessary to operate the Station as the same is now being operated. Except as set forth in the KIXA APA and Schedule 20(s), to the Best Knowledge of Topaz, all items of tangible personal property included in the Broadcast Assets are in good and technically sound operating condition and repair (ordinary wear and tear excepted), are free from all material defect and damage, are suitable for the purposes for which they are now being used, and have been maintained in a manner consistent with generally accepted standards of good engineering practice.

                  (t) ENVIRONMENTAL. Except as set forth in Schedule 20(u), Topaz or to the Best Knowledge of Topaz, RASA Communications, Inc., respectively, have complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to the Station and its operations, including but not limited to the FCC's guidelines regarding RF radiation. To the Best Knowledge of Topaz, the technical equipment included in the Broadcast Assets does not contain any PCBs. To the Best Knowledge of Topaz, no hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability, Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., Toxic Substances Control Act. 15 U.S.C. Sections 2601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos related products, oils or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks, have been released, emitted or discharged (in violation of applicable laws or regulations), or are currently located (in quantities in violation of applicable laws and regulations) in, on, under, or about the real property on which the Broadcast Assets are situated, including without limitation the transmitter sites, or contained in the tangible personal property included in the Broadcast Assets. To the Best Knowledge of Topaz, the Broadcast Assets and Topaz's use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect.

                  (u) INSURANCE. Schedule 20(q) and Schedule 20(u) contain a list and summary of the terms of all insurance coverage owned by Topaz. Subject to the terms of the Time Brokerage Agreement, Topaz will maintain or cause to be maintained all insurance coverage described in such Schedules until the Closing Date, and copies of all insurance policies have been delivered to Regent or will be delivered to Regent within three (3) days of when received by Topaz but not later than 30 days from the date hereof.

                  (v) LAWS, REGULATIONS AND INSTRUMENTS. Topaz is not in violation of any term of its Certificate of Incorporation or By-Laws. On the date hereof and at Closing, the Station is and will be in compliance with all applicable federal, state and local laws, ordinances and regulations. Topaz agrees that prior to the Closing Date, if it becomes aware of any violations of the Communications Act of 1934, as amended, or of the Rules and Regulations of the Commission, it will remove all such violations or be responsible for the costs of removing such, including the payment of any fines or forfeitures that may be assessed before or after Closing for any such violations. Topaz is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency, or other governmental authority to which Topaz is a named party or of which it has received notice.

                  (w) CONDUCT OF STATION. Subject to Regent's time brokering of the Station pursuant to the Time Brokerage Agreement, until the Closing Date, Topaz will conduct its business in good faith in substantially the same manner as heretofore. Topaz shall use its best efforts (based upon the exercise of reasonably prudent business judgment) to maintain and preserve the present character of its business, the quality of its programs, its business organization and makeup and present customers and present business reputation, to keep available to the Station the services of its present employees, and to maintain and preserve the good will of its advertisers and listeners.

                  (x) DISPOSITION OF ASSETS. Between the date hereof and the Closing Date, Topaz will not, and Topaz will not permit RASA Communications, Inc. to, without the prior written consent of Regent, transfer, convey or assign to any other person any of the Broadcast Assets unless, (i) in the case of tangible assets included in the Broadcast Assets, the same are replaced by assets of equal quality and usefulness or (ii) such disposition is in the ordinary course of Topaz's or RASA's business and does not exceed $25,000 in the aggregate.

                  (y) TRANSMITTER SITES. To the Best Knowledge of Topaz, except as otherwise disclosed on Schedule 20(l), the Station's transmitter site is not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and no such violation is known to exist. Topaz has no knowledge of any encroachment on adjacent property, violation of any zoning ordinance or building code or use or occupancy restriction, or pending or threatened condemnation proceeding which would preclude or impair the use of such real estate or the improvements thereon by Regent, consistent with the terms of the Station's transmitter site lease and in the manner and for the purpose for which it is presently used.

                  (z) LITIGATION. To the Best Knowledge of Topaz, except as disclosed in Schedule 20(z) or the KIXA APA, there is no litigation, action, suit, investigation or proceeding pending or threatened, against Topaz or RASA Communications, Inc., which may give rise to any claim against any of the Broadcast Assets material to the operation of the Station or upon Topaz's ability to perform in accordance with the terms of this Agreement, or which might result in a monetary forfeiture in excess of $15,000, in any material adverse effect upon the business operations or assets of Topaz, or in any impairment of the right or ability of Topaz or RASA Communications, Inc., to carry on its business as now conducted.

                  (aa) NO CONFLICT. Subject to obtaining the required consents under material contracts, leases and agreements identified on Schedule 20(k-1) and the KIXA APA, the execution, delivery and performance of this Agreement are not prohibited by and will not conflict with, constitute grounds for termination of, or result in any breach or violation of, or constitute a default under, the provisions of any material contract, Topaz's Certificate of Incorporation or By-laws (or other charter or organizational documents) or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Topaz is a party or by which Topaz or any of the Broadcast Assets are bound.

                  (bb) REQUIRED CONSENTS. Except as specifically identified in
Schedule 20(k-1) and the KIXA APA, Topaz is not a party to or bound by any mortgage, lien, deed of trust, lease, agreement, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to, or make unduly burdensome the consummation of, the merger contemplated by this Agreement; and the consummation of the merger contemplated by this Agreement will not result (immediately or upon the giving of notice and/or upon the passage of a period of time) in a breach of any term or provision of or constitute a default under any mortgage, deed of trust, note or other contract, agreement, instrument, license or permit to which Topaz is a party, or otherwise give any other party thereto a right to terminate the same or result in an acceleration in the payment due under any note or other contract, agreement, instrument, license or permit which is binding on Topaz, or in the creation of any lien, security interest, encumbrance or charge under any of the foregoing on any assets or properties of Topaz.

                  (cc) INTELLECTUAL PROPERTY. Schedule 20(cc) hereto is a true and complete list of all material Intellectual Property applied for, registered or issued to, and owned by Topaz or under which Topaz is a licensee and which is used in the conduct of Topaz's business and operations. Except as set forth on
Schedule 20(cc): (i) Topaz's right, title and interest in the Intellectual Property as owner or licensee, as applicable, is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party and, to the extent any of the Intellectual Property is licensed to Topaz, such interest is valid and uncontested by the licensor thereof or any third party; (ii) all computer software located at the Station's facilities or used in the Station's business or operations is properly licensed to Topaz, and all of Topaz's uses of such computer software are authorized under such licenses; (iii) all of Topaz's right, title and interest in and to the Intellectual Property and computer software shall be assignable to Regent at Closing, and upon such assignment (should such assignment be necessary), Regent shall receive complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the Intellectual Property; and (iv) there are no infringements or unlawful use of such Intellectual Property by Topaz in connection with Topaz's business or operations.

                  (dd) QUALIFICATIONS FOR TRANSFER OF CONTROL. To the Best Knowledge of Topaz, RASA Communications, Inc. is presently a permittee in good standing with the Commission, and Topaz has no knowledge of any fact or circumstance that could reasonably prevent approval of the transaction contemplated by this Agreement or the renewal of the Licenses, except as disclosed in the KIXA APA.

                  (ee) ABSENCE OF CERTAIN CHANGES. Since September 1, 1997, except as specifically noted in the Financials heretofore delivered or the Schedules hereto:

                           (i) Topaz has not created, assumed, or suffered any
mortgage, pledge, lien or encumbrance on any of the Broadcast Assets;

                           (ii) Topaz has conducted its business only in the
ordinary course consistent with past practices;

                           (iii) there has not been:

                                    (A) any material adverse change in the
business, assets, capitalization, operations, properties, prospects, or condition (financial or otherwise) of Topaz, or any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Broadcast Assets;

                                    (B) any sale, assignment, lease or other
transfer or disposition of any of the properties or assets used or intended for use in the operation of the Station except in the ordinary course of business, in connection with the acquisition of similar property or assets in the normal and usual course of business;

                                    (C) any lease, agreement, contract,
obligation, or commitment entered into in connection with the operation of the Station except in the normal and usual course of business;

                                    (D) any issuance of bonds, notes or other
corporate securities by Topaz;

                                    (E) any declaration of payment or payments
or distribution of cash or other property to the Stockholder with respect to Topaz's capital stock; or

                                    (F) any purchase or redemption of any shares
of Topaz's capital stock.

                  (ff) PERSONNEL INFORMATION.

                           (i) Except as set forth thereon, Schedule 20(ff)
contains a true and complete list of all persons employed by Topaz at the Station, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 20(q)) and a list of other material terms of any and all agreements affecting such persons and their employment by Topaz or RASA Communications, Inc. Topaz has received no notice that, and it is not aware of, any individual employee who shall or is likely to terminate his or her employment relationship with the Station upon the execution of this Agreement.

                           (ii) Topaz or RASA Communications, Inc.,
respectively, with respect to the Station, is not a party to any contract or agreement with any labor organization, nor has Topaz agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Topaz at the Station. Topaz has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Topaz or RASA Communications, Inc. respectively, at the Station.

                           (iii) Except as disclosed in Schedule 20(ff), Topaz,
with respect to the Station, has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

                  (gg) OUTSTANDING DEBT. Schedule 20(gg) correctly lists all outstanding debt of Topaz that will exist at the Closing (other than short term debt payable on demand or within one year from the creation thereof and incurred in the ordinary course of business).

                  (hh) NEGATIVE COVENANTS. Subject to the KIXA APA, the KIXA TBA and Regent's time brokering of the Station pursuant to the Time Brokerage Agreement (which provisions shall control over any inconsistent provision in this paragraph 20(hh), between the date hereof and the Closing Date, Topaz and RASA Communications, Inc. will not, without the prior written consent of Regent:

                           (i) Increase the compensation payable or to become
payable to any of the employees of Topaz except on a case by case basis and then only such that any increase shall not exceed 6% of any such employee's current salary or except pursuant to contractual commitments described on Schedule 20(k-1);

                           (ii) Enter into any contract, lease or commitment or
engage in any transaction relating to the Station, other than in the ordinary course of business consistent with past practices;

                           (iii) Cancel, modify, amend, or in any manner within
its reasonable control impair any of the material contracts, leases or other agreements identified on Schedule 20(k-1) relating to the Station which are included in the Broadcast Assets;

                           (iv) Create any mortgage, pledge, lien or encumbrance
affecting any of the Broadcast Assets which is not paid off concurrently with the Closing;

                           (v) Sell, assign, lease or otherwise transfer or
dispose of any of the Broadcast Assets;

                           (vi) Consolidate with or merge into any other person
or entity or permit any person or entity to merge into or consolidate with it;

                           (vii) Declare, make or incur any liability to make
any dividends or other distributions on its capital stock;

                           (viii) Redeem or otherwise acquire any shares of its
capital stock;

                           (ix) Issue or sell any shares of its capital stock,
warrants, options or other rights to acquire any shares of its capital stock, except for shares issued pursuant to the exercise of warrants or options outstanding as of the date hereof;

                           (x) Amend its Certificate of Incorporation or
By-Laws; or

                           (xi) Borrow or incur any indebtedness unless such
indebtedness is to be paid off concurrently at Closing.

                  (ii) AFFIRMATIVE COVENANTS. Between the date hereof and the Closing Date, Topaz will:

                           (i) Give to Regent and its authorized representatives
full access during normal business hours to all properties, books, records, contracts and documents and furnish or cause to be furnished to Regent or its authorized representatives all information with respect to the affairs and business of the Station as Regent may reasonably request, including monthly profit and loss statements and notice of changes in full-time employees;

                           (ii) Notify Regent in writing of any new litigation
pending or threatened against Topaz, or to the Best Knowledge of Topaz, RASA Communications, Inc., or any damage to or destruction of any Broadcast Assets;

                           (iii) Furnish to Regent, at Topaz's expense,
Financials for each month up to the Commencement Date under the Time Brokerage Agreement;

                           (iv) Promptly notify Regent in writing of any
material adverse developments with respect to the business or operations of Topaz, RASA Communications, Inc. (to the extent Topaz is notified of such by RASA Communications, Inc.) or the Station; and

                           (v) Immediately following the execution of this
Agreement, Topaz agrees to diligently pursue obtaining all consents and approvals required to be obtained by it, including those required under the material contracts, leases and agreements identified on Schedule 20(k-1). Within forty-five (45) days after the execution of this Agreement and every twenty (20) days thereafter, Topaz will notify Regent of the status of obtaining the required consents and approvals, which consents and approvals have been obtained, and any other information relating thereto.

                  (jj) ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, Topaz agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transaction contemplated by this Agreement. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, Topaz shall take, or cause to be taken, such action.

                  (kk) JOIN IN EXECUTION OF DOCUMENTS. Topaz will join with Subsidiary and Regent, and shall request its Stockholder to join with Subsidiary and Regent, at such time as all conditions precedent to the transactions contemplated by this Agreement have been fulfilled, in executing and delivering all documents which may be necessary or appropriate to effect the transactions contemplated by this Agreement.

                  (ll) FULL DISCLOSURE. No written representation or warranty made by Topaz contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Topaz pursuant hereto contains any untrue statement of a material fact, or omits to state any material fact required to make any statement contained herein or therein not misleading in light of the circumstances under which such statement is made. Topaz is not aware of any impending or contemplated material event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date. To Topaz's knowledge, as of the date of this Agreement there is no fact which materially adversely affects the business, conditions, affairs or operations of Topaz or the Station which has not been set forth in this Agreement or otherwise disclosed in writing by Topaz to Regent or its representatives.



                           COVENANTS, REPRESENTATIONS
                     AND WARRANTIES OF REGENT AND SUBSIDIARY
                     ---------------------------------------

         21. COVENANTS, REPRESENTATIONS AND WARRANTIES OF REGENT AND SUBSIDIARY. Regent, on behalf of itself and on behalf of Subsidiary, makes the following representations, warranties, and covenants:

                  (a) CORPORATE STANDING AND AUTHORITY.

                           (i) Each of Regent and Subsidiary is now and on the
Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and on the Closing Date will be in good standing under the laws of any other states in which its offices, equipment, facilities and other tangible assets are situated (except to the extent Subsidiary is deemed to have offices in Kentucky); and has all corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                           (ii) Each of Regent's other subsidiaries is now and
on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; and is qualified as a foreign corporation in good standing under the laws of any other states in which its offices, equipment, facilities and other tangible assets are situated.

                           (iii) This Agreement and the transactions
contemplated hereby have been ratified, adopted and approved by the Boards of Directors of each of Regent and Subsidiary, and by Regent in its capacity as the sole stockholder of Subsidiary, and copies of all corporate proceedings of each of Regent and Subsidiary relating to such authorization and approval, certified by its Secretary, will be promptly delivered to Topaz. This Agreement constitutes a valid and binding obligation of Regent and Subsidiary, enforceable in accordance with the terms, subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and availability of equitable remedies.

                  (b) CORPORATE POWER. To its Best Knowledge, Regent has obtained all licenses, permits or other authorizations and has taken all actions required by applicable law or governmental regulations which are material to its business as now conducted and as of the Closing Date as will be conducted, and has conducted its business in compliance in all material respects with all applicable laws and regulations.

                  (c) CAPITALIZATION. The authorized capital stock of Regent is 10,000,000 shares of Common Stock (of which 591,408 shares are issued and outstanding as of October 10, 1997), and 10,000,000 shares of Preferred Stock, of which 540,000 shares have been designated (and 620,000 shares will be, prior to the Closing Date, designated) Series A Preferred (540,000 shares of which are issued and outstanding as of October 10, 1997), 1,000,000 shares prior to the Closing Date will be designated Series B Preferred (1,000,000 shares of which prior to the Closing Date may be issued and outstanding), 4,000,000 shares prior to the Closing Date will be designated Series C Preferred (up to as many as 4,000,000 shares of which prior to the Closing Date may be issued and outstanding), 1,000,000 shares prior to the Closing Date will be designated Series D Preferred (1,000,000 shares of which prior to the Closing Date may be issued and outstanding), and _________ shares prior to the Closing Date will be designated Series E Preferred available for issuance pursuant to the terms of this Agreement. As of the Closing Date and taking into account the issuance of the Series E Preferred Stock pursuant to this Agreement and assuming no other shares of Preferred Stock other than as projected in this paragraph have been issued, the holders of all of the Preferred Stock would be entitled to convert the same into approximately ________ Common Shares (without taking into account the application of the anti-dilution provisions of such Preferred Stock). Except as stated herein, there are no other outstanding rights, warrants, options, subscriptions, agreements, or commitments giving any current or future right to require Regent to sell or issue any capital stock or other securities or any agreement or arrangement restricting the right of Regent to issue or sell any capital stock or other securities. Except as disclosed, there are no stockholders agreements. Between the date hereof and the Closing Date Regent will not issue any additional Common Shares or Preferred Stock, except (i) pursuant to the conversion of the outstanding Preferred Stock, (ii) pursuant to the exercise of options granted after the date hereof providing for an exercise price no less than $5.00 per share, or (iii) for a consideration no less than $5.00 per share.

                  (d) JOIN IN EXECUTION OF DOCUMENTS. Regent and Subsidiary will join with Topaz at such time as all conditions precedent to the transactions contemplated by this Agreement have been fulfilled, in executing and delivering all documents which may be necessary or appropriate to effect the transactions contemplated by this Agreement.

                  (e) LITIGATION. There is no litigation, action, suit, investigation or proceeding pending, or to the Best Knowledge of Regent and Subsidiary, threatened, against Regent or Subsidiary which may give rise to any claim upon any of Regent's Assets or upon Regent's or Subsidiary's ability to perform in accordance with the terms of this Agreement, or which might result in a monetary forfeiture in excess of $5,000, in any material adverse effect upon the business, operations or assets of Regent or Subsidiary, or in any impairment of the right or ability of Regent or Subsidiary to carry on its business as now conducted.

                  (f) NO CONFLICT. Subject to the obtaining of the consents referred to in paragraph 21(h), the execution, delivery and performance of this Agreement are not prohibited by and will not conflict with, constitute grounds for termination of, or result in any breach or violation of, or constitute a default under, any material laws or regulations or agreement, Certificate of Incorporation or Bylaws, each as amended, or other instrument to which Regent or Subsidiary is a party or by which either is bound.

                  (g) LICENSES. Regent's subsidiaries (other than Subsidiary) hold licenses, permits and authorizations ("Regent's Licenses") issued by the Commission to operate the radio stations owned by said subsidiaries ("Regent's Stations"). Regent's Licenses are free and clear of legal disqualifications or other restrictions of such a nature as would materially limit the full operation of Regent's Stations as presently authorized and conducted. Regent's Licenses are in good standing and have been regularly renewed with the normal expiration date. The operation of Regent's Stations is in accordance with Regent's Licenses. Regent has no knowledge of any matter that might result in the suspension or revocation of Regent's Licenses. There are no Commission citations outstanding with respect to Regent's Stations or their operations. Said Licenses constitute the only permission necessary from the Commission to enable Regent to conduct its broadcasting business as presently conducted and contemplated. There are no petitions to deny, material complaints or proceedings, or applications known by Regent to be pending before the Commission and relating to the business and operation of Regent's Stations.

                  (h) [INTENTIONALLY LEFT BLANK].

                  (i) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, other than as set forth in Schedule 21(i) there has not been:

                           (i) Any damage, destruction or loss (whether or not
covered by insurance) materially and adversely affecting the properties of Regent and its subsidiaries, taken as a whole;

                           (ii) Any issuance of bonds, notes or other corporate
securities by Regent;

                           (iii) Any declaration of payment or payments or
distribution of cash or other property to stockholders of Regent with respect to Regent's capital stock; or

                           (iv) Any purchase or redemption by Regent of any
shares of Regent's capital stock.

                  (j) LAWS, REGULATIONS AND INSTRUMENTS. Neither Regent nor Subsidiary is in violation of any term of its Certificate of Incorporation, as may be amended, or By-laws, as may be amended. On the date hereof and at Closing, Regent's Stations will be in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations. Regent agrees that prior to the Closing Date, if it becomes aware of any violations of the Communications Act of 1934, as amended, or of the Rules and Regulations of the Commission, it will remove all such violations or be responsible for the costs of removing such, including the payment of any fines or forfeitures that may be assessed before or after Closing for any such violations. To its Best Knowledge, neither Regent nor Subsidiary is in default with respect to any judgment, order, injunction or decree of any court, administrative agency, or other governmental authority in any respect material to this transaction.

                  (k) ISSUANCE OF SERIES E PREFERRED STOCK. The Series E Preferred Stock, when and if issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances (other than those created by Gammon), and will not be subject to any restrictions on transferability contained in Regent's Certificate of Incorporation, as amended, or in any agreement to which Regent is a party that are not similarly applicable to other Series of Preferred Stock; provided, however, that such shares may be subject to restrictions on transfer under state securities laws and federal communications and/or securities laws.

                  (l) FINANCIAL STATEMENTS. The unaudited financial statements of Regent, as of December 31, 1996, together with the related statements of operations, stockholders' equity and changes in financial position for the periods then ended, and balance sheets as of such dates, will be delivered to Topaz when they have been prepared. Regent will also deliver to Topaz as soon as such are available unaudited balance sheets, income statements and statements of changes in financial position of Regent for the nine-month period ended September 30, 1997 (all the foregoing financial statements of Regent referred to as "Regent's Financial Statements"). Regent's Financial Statements will fairly present the financial position of Regent as of the pertinent dates and the results of Regent's operations for the year or periods then ended, in each case in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for the absence of footnotes and year-end adjustments).

                  (m) NO ADVERSE CHANGES. Except as set forth in Schedule 21(m), since December 31, 1996, there has been no material adverse change in the business, operations, prospects, properties or condition (financial or otherwise) of Regent.

                  (n) QUALIFICATIONS FOR ASSIGNMENT OF LICENSE AND MERGER. Regent has no knowledge of any fact or circumstance that could reasonably prevent approval of the transaction contemplated by this Agreement, its acquisition of the Station or the renewal of the licenses for any of the Regent Stations.

                  (o) INSURANCE. Schedule 21(o) contains a list and summary of the terms of all insurance coverage carried by Regent. Regent will maintain or cause to be maintained all insurance coverage described in such Schedule through the Closing Date, and copies of all insurance policies have been delivered to Topaz or will be delivered to Topaz within three (3) days of when received by Regent but not later than 30 days from the date hereof.

                  (p) TAXES. Regent has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it. Regent has duly paid or accrued all taxes required to be paid by it in respect of the periods covered by all such returns, whether or not shown on such returns, and all interest and penalties thereon, whether disputed or not, and Regent has no liability for taxes in excess of the amounts so paid. All of the tax liabilities of Regent for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of Regent. Regent has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority and there is no basis for any such deficiency or claim. There are no present disputes as to taxes of any nature payable by Regent which in any event could adversely affect any of the Broadcast Assets or the operation of the Station. Regent has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. Regent does not have as of the date hereof any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes). As used herein, the term "tax" includes, without limitation, all federal, state, local and foreign income, profits, sales, use, occupancy, excise, added value, employees' income withholding, social security, franchise, property, and all other governmental taxes, license fees and other changes of ever kind and description and related governmental charges imposed by the laws and regulations of any governmental jurisdiction, whether such taxes are due or claimed to be due from them by federal, state, local or foreign taxing authorities.

                  (q) FULL DISCLOSURE. No representation or warranty made by Regent contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Regent pursuant thereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. Regent is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date. There is no fact which materially adversely affects the business, condition, affairs or operations of Regent which has not been set forth in this Agreement or otherwise disclosed in writing by Regent to Topaz or its representatives.

                  (r) COVENANTS. Regent covenants that it will continue to use the Broadcast Assets in and as a business enterprise in order to satisfy the requirements of Section 1031 of the Internal Revenue Code.

                           INDEMNIFICATION
                           ---------------

         22. INDEMNIFICATION.

                  (a) After the Closing, subject to subparagraphs 22(e) and (f), Gammon shall indemnify and hold Regent and Subsidiary, their respective affiliates, successors and assigns, harmless from and against:

                           (i) Any and all damages or deficiency resulting from
any material misrepresentation or breach of warranty by Topaz, or nonfulfillment of any agreement or obligation assumed or required to be assumed by Topaz or Gammon under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Regent or Subsidiary pursuant to this Agreement or in connection with any of the transactions contemplated hereby; and

                           (ii) Any and all claims, actions, suits, proceedings,
damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Regent as a result of Topaz's or Gammon's failure or refusal to compromise or defend any claim incident to the foregoing provision, or failure otherwise to comply with the foregoing provision.

                  (b) As security for the performance of the indemnification of Regent and Subsidiary herein, Regent, Subsidiary and Topaz (on behalf of itself and Gammon) shall enter into an Indemnification Escrow Agreement with Security Title & Guaranty, Inc., as Escrow Agent, in substantially the form attached hereto as Schedule 22(b). The Indemnification Escrow Agreement shall be funded by Forty Thousand (40,000) shares of the Series E Preferred Stock to be issued to Gammon at Closing. Said shares will be held in escrow pursuant to the Indemnification Escrow Agreement for a period of one (1) year.

                  (c) If any claim or liability shall be asserted against Regent or Subsidiary which would give rise to a claim by Regent or Subsidiary against Gammon for indemnification under the provisions of this paragraph, Regent or Subsidiary shall promptly notify Gammon of the same, and Gammon shall be entitled at his own expense to compromise or defend any such claim.

                  (d) After the Closing, subject to subparagraphs 22(e) and (f), Regent and Subsidiary shall jointly and severally indemnify and hold Topaz and Gammon and their respective successors and assigns harmless from and against:

                           (i) Any and all damages or deficiency resulting from
any misrepresentation, breach of warranty, or nonfulfillment of any agreement or obligation assumed or required to be assumed by Regent or Subsidiary under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Topaz pursuant to this Agreement or in connection with any other transactions contemplated hereby; and

                           (ii) Any and all claims, actions, suits, proceedings,
damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Topaz or Gammon as the result of Regent's or Subsidiary's failure or refusal to defend or compromise any claim incident to the foregoing provision, or failure otherwise to comply with the foregoing provision.

                  (e) If any claim or liability shall be asserted against Gammon which would give rise to a claim by Gammon against Regent or Subsidiary for indemnification under the provisions of this paragraph, Gammon shall promptly notify Regent or Subsidiary of the same, and Regent or Subsidiary shall be entitled at its own expense to compromise or defend any such claim.

                  (f) No party shall be entitled to indemnification hereunder unless such claim for indemnification is asserted prior to one (1) year after the Closing Date, except that this time limitation shall not apply (i) to claims relating to title or tax matters, or (ii) to limit recovery of damages resulting from any intentional or fraudulent action or inaction which results in a material breach or the failure of a condition precedent to be met or any intentional or fraudulent misrepresentation or omission of a material fact.

                  (g) No party shall be entitled to indemnification under this paragraph 22 for damages or deficiencies in the event there is a failure to close this Agreement. The remedies of the parties prior to Closing shall be governed by paragraphs 28 and 29.

                                  RISK OF LOSS
                                  ------------

         23. RISK OF LOSS.

                  (a) Broadcast Assets. The risk of loss, damage or destruction from any cause to the tangible Broadcast Assets, which is not the responsibility of Regent under the express terms of the Time Brokerage Agreement, shall be borne by Topaz at all times between the date of this Agreement and the Closing Date. In the event of any such loss, damage or destruction, Topaz shall use its best efforts to cause RASA Communications, Inc. to repair, replace or restore any such Broadcast Asset in accordance with the KIXA TBA prior to the Closing Date. In the event of substantial damage to any of the Broadcast Assets or in the event of the occurrence of any damage or event which prevents broadcast transmission of the Station in the normal and usual manner and substantially in accordance with its license, Topaz shall promptly notify Regent of the same in writing, specifying with particularity the loss or damage incurred, the cause thereof if known or reasonably ascertainable, and an estimate of the extent to which restoration, replacement and repair of the property lost or destroyed will be reimbursed under the insurance coverage. In the event the damage has not been restored or repaired by the Closing Date, then Regent and Subsidiary shall have the option to:

                           (i) postpone the Closing Date until such time not
later than December 1, 1998 as the property has been completely repaired, replaced or restored; or

                           (ii) terminate this Agreement and be refunded the
Escrow Deposit under paragraph 28 if Topaz has not acted diligently to repair, replace or restore such Broadcast Assets; or

                           (iii) elect to consummate the Closing and accept the
property in its then condition in which event all proceeds of insurance received or to be received shall be the property of the Surviving Corporation but shall not be included in current assets for purposes of the calculations in paragraph 13(b).

                           In the event Regent and Subsidiary elect to postpone
the Closing Date, Topaz, Regent and Subsidiary will cooperate to extend the time during which this Agreement must be closed as specified in the Commission's Order.

                  (b) BROADCAST TRANSMISSION OF THE STATIONS PRIOR TO CLOSING. Seller shall promptly notify Buyer if any of the normal broadcast transmissions of the Station are interrupted, interfered with or in any way impaired, and shall provide Buyer with prompt written notice of the problem and the measures being taken to correct such problem. If such Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more than five (5) such events occur within any thirty
(30) day period, or if the Station shall be off the air for more than one hundred twenty (120) consecutive hours, then Buyer shall have the right to terminate this Agreement, provided that notice of termination is given within thirty (30) days of the occurrence of such event.


                CONDITIONS PRECEDENT TO SUBSIDIARY'S AND REGENT'S
                               OBLIGATION TO CLOSE
                               -------------------

         24. Conditions Precedent to Subsidiary's and Regent's Obligations. If at the Closing Date the following conditions are satisfied, Subsidiary, subject to the provisions of paragraph 23 hereof, shall be obligated to merge with Topaz in accordance with the terms and conditions of this Agreement:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Topaz contained herein or in any Schedule hereto or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects as of the date of this Agreement and as of and at the Closing Date as though made on such Closing Date except for changes (a) expressly permitted or contemplated by the terms of this Agreement; (b) caused by the acts of Regent during the term of the Time Brokerage Agreement; or (c) in the ordinary course of business which are not individually or in the aggregate, material and adverse. Topaz shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be duly performed or complied with by Topaz on or prior to the Closing Date. Topaz shall have delivered to Subsidiary a certificate dated the Closing Date and signed by an officer of Topaz attesting to the above.

                  (b) DELIVERY OF CLOSING DOCUMENTS. Topaz shall have delivered to Subsidiary the Closing Documents described in paragraph 26 of this Agreement.

                  (c) LICENSES. RASA Communications, Inc. shall be the holder of the Licenses, and such Licenses shall be free and clear of conditions, competing applications, petitions to deny, material complaints, appeals or any restrictions as might limit the operation or prospects of the Stations as presently authorized.

                  (d) CONSENTS. On the Closing Date, each person, association, corporation or other entity, the consent or approval of which to the surrender and cancellation of the Topaz Stock, and the merger of Topaz into Subsidiary, is then required shall have duly consented thereto, and all other consents required under the terms of the material contracts, leases and agreements identified on
Schedule 20(k-1) shall have been obtained.

                  (e) FINAL ORDER. The Commission's Order shall have become a Final Order.

                  (f) ADVERSE PROCEEDINGS. As of the Closing Date, no suit, action, claim or governmental proceeding or investigation shall be pending or shall have been instituted, taken, presented or threatened against Topaz which makes unlawful the carrying out of this Agreement, causes it to be rescinded or imposes a lien on or requires Regent to divest itself of, any shares of Topaz Stock.

                  (g) ENVIRONMENTAL EXAMINATION. Regent shall have conducted and/or obtained a reasonably satisfactory review and examination of and condition of the properties owned by RASA Communications, Inc. (including such environmental assessments of said properties as may be currently in existence or as Regent may elect to have conducted at its expense), to be completed within sixty (60) days after the execution of this Agreement.

                  (h) TIME BROKERAGE AGREEMENT COMPLIANCE. The Time Brokerage Agreement shall not have been terminated by Regent or its affiliate as permitted by the Time Brokerage Agreement as a result of Topaz's material noncompliance with its obligations under the Time Brokerage Agreement.

                  (i) MATERIAL ADVERSE CHANGE. No material adverse change in condition of the Broadcast Assets, which change is caused by or arises out of any breach by either Topaz or Gammon of any of its representations, warranties, covenants or agreements hereunder or under the Time Brokerage Agreement, shall have occurred, or be threatened. No material adverse change shall be deemed to occur due to changes in the financial condition, ratings or operation of the Station during the period of the Time Brokerage Agreement.

                  (j) REPAIR OR CORRECTION OF EXISTING CONDITION. Topaz warrants and represents that the studio and transmitter facilities and equipment are in good repair and condition, ordinary wear and tear excepted, as of the date of this Agreement. Regent shall have until January 1, 1998 to examine such equipment and facilities. Any items or conditions found by Regent and disclosed to Topaz, which would make Topaz's warranties and representations untrue or inaccurate, shall, in addition to the requirements of the Time Brokerage Agreement, be remedied or caused to be remedied by Topaz to the reasonable satisfaction of Regent prior to Closing.

                  (k) CLOSING ON RUBY APA. Subsidiary shall have consummated a closing under the Ruby APA with Ruby Broadcasting, Inc., either on or before the Closing Date.

                         CONDITIONS PRECEDENT TO TOPAZ'S
                         -------------------------------
                               OBLIGATION TO CLOSE
                               -------------------

         25. CONDITIONS PRECEDENT TO TOPAZ'S OBLIGATIONS. If at the Closing Date the following conditions are satisfied, Topaz and Gammon shall be obligated to surrender or cause to be surrendered the Topaz Stock to the extent set forth and in accordance with the terms and conditions of this Agreement:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Regent and Subsidiary contained herein or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects as of the date of this Agreement and as of and at the Closing Date as though made on such date except for changes permitted by this Agreement. Regent and Subsidiary shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by Regent and Subsidiary on or prior to the Closing Date. Regent and Subsidiary shall have delivered to Topaz a certificate dated the Closing Date and signed by an officer of each entity attesting to the above.

                  (b) PURCHASE PRICE. All consideration as set forth under paragraphs 12 and 13 of this Agreement which is due on the Closing Date shall have been paid in accordance with the terms of this Agreement.

                  (c) DELIVERY OF CLOSING DOCUMENTS. Regent and Subsidiary shall have delivered to Topaz the Closing Documents described hereafter in paragraph 27 of this Agreement.

                  (d) FINAL ORDER. The Commission's Order shall have become a Final Order.

                  (e) CONSENTS. On the Closing Date, each person, association, corporation or other entity, the consent or approval of which to the issuance and delivery of the Series E Preferred Stock, if applicable, and the merger of Topaz into Subsidiary, as herein provided, is then required shall have duly consented or approved such merger.

                  (f) ADVERSE PROCEEDINGS. As of the Closing Date, no suit, action, claim or governmental proceeding or investigation shall be pending or shall have been instituted, taken, presented or threatened against Regent or Subsidiary which makes unlawful the carrying out of this Agreement, or causes it to be rescinded.

                  (g) ISSUANCE OF SERIES E PREFERRED STOCK. The issuance of the Series E Preferred Stock pursuant to the terms of this Agreement shall be legally permitted by all applicable laws and regulations.

                  (h) TITLE AND ENVIRONMENTAL EXAMINATION. Topaz shall have conducted and/or obtained a satisfactory review and examination of the title to and condition of the properties owned by Regent (including such environmental assessments of said properties as may be currently in existence or as Topaz may elect to have conducted at its expense) to be completed within sixty (60) days after the execution of this Agreement.

                  (i) CLOSING ON RUBY APA. A closing shall have been consummated under the Ruby APA between Subsidiary and Ruby Broadcasting, Inc., on or before the Date of Closing.

                                CLOSING DOCUMENTS
                                -----------------

         26. CLOSING DOCUMENTS TO BE DELIVERED BY TOPAZ. On the Closing Date, Topaz shall deliver to Regent and Subsidiary:

                  (a) A certificate signed by the President of Topaz to the effect set forth in paragraph 24(a) hereof [certificate of Topaz's compliance with all its warranties and representations].

                  (b) Such other assignments, documents and instruments as counsel for Regent and Subsidiary may reasonably require.

                  (c) An opinion of Leventhal, Senter & Lerman, PLLC as legal counsel for Topaz and Gammon, in form satisfactory to counsel for Regent and Subsidiary, dated the Closing Date, to the effect that:

                           (i) Topaz is a corporation duly organized and in good
standing under the laws of the State of Delaware, with full corporate power to execute, deliver, and perform this Agreement; Topaz is in good standing as a foreign corporation in California; and Topaz has all requisite corporate power and authority to own its properties and carry on its business as conducted on the date of Closing;

                           (ii) The execution of this Agreement by Topaz and the
performance by it of the various terms and provisions hereof have been duly authorized by proper corporate action and its obligations hereunder are valid, binding, and enforceable against Topaz in accordance with the terms hereof, subject to bankruptcy laws, other federal and state laws affecting creditor's rights generally and the availability of equitable remedies;

                           (iii) Neither the execution and delivery of this
Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, the Certificate of Incorporation or By-laws of Topaz or, to the knowledge of counsel, under any material agreement or other material instrument to which Topaz is a party or by which Topaz or any part of the Broadcast Assets will be bound after the Closing, or to the knowledge of counsel, under any law, regulation, judgment or order binding upon Topaz or Gammon;

                           (iv) To the Best Knowledge of such counsel, there are
no actions, suits, investigations, or proceedings pending against or affecting Topaz, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, the eventual outcome of which could, individually or in the aggregate, have a material adverse effect on the Broadcast Assets or the Station; and to the Best Knowledge of such counsel, Topaz is not subject to any currently existing order, writ, injunction or decree relating to the operation of the Station;

                           (v) To counsel's knowledge, all approvals of
applications to the Commission and all other approvals the granting of which is necessary for the consummation of the transactions contemplated hereby, have been obtained and have become final in accordance with applicable law;

                           (vi) Such counsel is not aware of any claim that any
of the material leases, contracts and agreements under which Topaz is obligated are not valid, enforceable and in full force and effect; and

                           (vii) Topaz has authorized and outstanding capital
stock as set forth in paragraph 20(d); all shares of Topaz's outstanding capital stock have been duly and validly authorized and issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws; and to counsel's knowledge there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any rights to require Topaz to sell, issue or reissue any capital stock or other securities, other than as set forth in Schedule 20(g).

         In rendering such opinion, such counsel may rely upon opinions or provide opinions of other counsel satisfactory to Regent and Subsidiary, copies of which opinions upon which there is reliance shall be delivered to Regent and Subsidiary, and such counsel may rely as to factual matters upon certificates of one or more officers of Topaz and of public officials.

         The foregoing opinions may be qualified to the extent that (i) the enforceability of any provisions of the Agreement, any documents executed pursuant to the Agreement or any other documents referred to in this opinion, or any rights granted pursuant to any such documents, shall be subject to and may be affected by limitations, restrictions and/or other matters imposed under state and/or federal bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or debtors generally, (ii) the enforceability thereof may be limited by the application of general principles of equity, (iii) any right to indemnity may be limited by principles of public policy, and (iv) any provisions requiring payment of attorneys' fees may not be enforceable.

                  (d) Certificates, duly endorsed, from Stockholder, evidencing all of the outstanding shares of Topaz Stock.

                  (e) Certified copies of resolutions of Topaz's Board of Directors and its Stockholder authorizing the execution, delivery and performance of this Agreement and all instruments referred to herein to which Topaz or the Stockholder are a party.

                  (f) All necessary consents to be obtained by Topaz as set forth under paragraph 24(d).

         27. CLOSING DOCUMENTS TO BE DELIVERED BY REGENT AND SUBSIDIARY. On the Closing Date, Regent and Subsidiary shall deliver:

                  (a) The consideration to be paid for the Topaz Stock, as may be adjusted pursuant to paragraph 13(b).

                  (b) An opinion of Strauss & Troy, counsel for Regent and Subsidiary, in form satisfactory to counsel for Topaz and dated the Closing Date to the effect that:

                           (i) Each of Regent and its subsidiaries is a
corporation duly organized and in good standing under the laws of its state of incorporation; and is in good standing under the laws of any other states where its offices, equipment, facilities and other tangible assets are located (except to the extent Subsidiary may be deemed to have offices in Kentucky);

                           (ii) Regent and Subsidiary have full corporate power
to execute, deliver, and perform this Agreement, and Regent, Subsidiary and the other wholly-owned subsidiaries of Regent have all requisite corporate power and authority to own their properties and carry on their business as conducted on the Closing Date;

                           (iii) The execution of this Agreement by Regent and
Subsidiary and the performance by Regent and Subsidiary of the various terms and provisions hereof have been duly authorized by proper corporate action, and Regent and Subsidiary have the authority and power to complete the transactions provided for herein;

                           (iv) This Agreement has been duly executed by Regent
and Subsidiary and the obligations hereunder are valid, binding and enforceable against Regent and Subsidiary in accordance with the terms hereof subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and the availability of equitable remedies;

                           (v) Neither the execution and delivery of this
Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, the Certificate of Incorporation, as amended, or By-Laws, of Regent or Subsidiary or, to the knowledge of counsel, under any material agreement or other instrument to which Regent or Subsidiary is a party or by which Regent is bound, or to the knowledge of counsel, under any law, regulation, judgment or order binding upon Regent or Subsidiary;

                           (vi) The Series E Preferred Stock is duly and validly
authorized, and when issued to the Stockholder pursuant to the terms of this Agreement, will be validly issued, fully paid, and non-assessable;

                           (vii) To the Best Knowledge of such counsel, there
are no actions, suits, investigations, or proceedings pending against or affecting Regent, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, the eventual outcome of which could, individually or in the aggregate, have a material adverse effect on Regent's Stations; and to the Best Knowledge of such counsel, neither Regent nor Subsidiary is subject to any currently existing order, writ, injunction or decree relating to the operation of any of Regent's Stations;

                           (viii) To the Best Knowledge of such counsel, all
approvals of applications to the Commission and all other approvals the granting of which is necessary for the consummation of the transactions contemplated hereby, have been obtained and have become final; and

                           (ix) Regent has authorized and outstanding capital
stock as set forth in paragraph 21(c); all shares of Regent's outstanding capital stock have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws; and to counsel's knowledge there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any rights to require Regent to sell, issue or re-issue any capital stock or other securities, other than as set forth in Schedule 21(c).

         In rendering such opinion, such counsel may rely upon opinions or provide opinions of other counsel satisfactory to Topaz, copies of which opinions upon which there is reliance shall be delivered to Topaz, and such counsel may rely as to factual matters upon certificates of representatives of Regent and Subsidiary and of public officials.

         The foregoing opinions may be qualified to the extent that (i) the enforceability of any provisions of the Agreement, any documents executed pursuant to the Agreement or any other documents referred to in this opinion, or any rights granted pursuant to any such documents, shall be subject to and may be affected by limitations, restrictions and/or other matters imposed under state and/or federal bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or debtors generally, (ii) the enforceability thereof may be limited by the application of general principles of equity, (iii) any right to indemnity may be limited by principles of public policy, and (iv) any provisions requiring payment of attorneys' fees may not be enforceable.

         Regent has retained separate special counsel to advise it with respect to all laws administered by and matters pending before the Commission, all rules, regulations and orders promulgated thereunder and all other laws, regulations, rules, orders and other requirements, federal, state or local, relating to the licenses. Consequently, the opinion of Strauss & Troy may be qualified with respect to such laws, matters, regulations, rules, orders and requirements, provided that an opinion of such special counsel to Regent which addresses such items is furnished in a form satisfactory to Topaz's counsel.

                  (c) A certificate signed by the President of Regent and Subsidiary to the effect set forth in paragraph 25(a) hereof [certificate of Regent's compliance with all its warranties and representations].

                  (d) Certified copies of resolutions of the Boards of Directors of Regent and Subsidiary authorizing the execution, delivery and performance of this Agreement and all instruments referred to herein to which Regent or Subsidiary is a party.

                  (e) A certified copy of a resolution of the Board of Directors of Regent authorizing the issuance of the Series E Preferred Stock to be transferred to Gammon by Subsidiary.

                  (f) All necessary consents to the issuance of the Series E Preferred Stock, the redemption and cancellation of the Topaz Stock, and the merger of Topaz into Subsidiary to be obtained by Regent or Subsidiary.

         28. ESCROW DEPOSIT. In accordance with the provisions in Section 42, Regent shall deposit with Security Title & Guaranty, Inc., as Escrow Agent, an irrevocable, stand-by letter of credit in the amount of Four Hundred Thousand Dollars ($400,000) (the "Escrow Deposit"). The Escrow Deposit shall be held and applied by the Escrow Agent in accordance with the terms of a Deposit Escrow Agreement in the form of Schedule A to the Ruby APA (the "Deposit Escrow Agreement"), executed by the parties thereto contemporaneously with the execution of this Agreement. The funds comprising this Escrow Deposit shall also be considered to comprise the escrow deposit required under the Ruby APA. Any funds disbursed from the Escrow Deposit as liquidated damages under this Agreement shall be considered as satisfying an equal amount of liquidated damages under the Ruby APA, in which event any further liquidated damages paid pursuant to the Ruby APA shall be deemed to be equal to, and satisfied from, the then remaining balance of the Escrow Deposit, if any.

         29. REMEDIES ON DEFAULT-PRIOR TO CLOSING.

         As more fully described in the Deposit Escrow Agreement:

                  (a) In the event this Agreement is terminated solely because of a material breach by Subsidiary or Regent prior to Closing of any term or agreement contained in this Agreement or any warranty or representation contained herein, the Escrow Deposit shall be delivered to Gammon as his and Topaz's sole remedy and as liquidated damages. The rights conferred in this subparagraph may not be exercised unless either Gammon or Topaz has given Subsidiary or Regent, as the case may be, thirty (30) days' written notice (or such lesser number of days as are remaining until December 1, 1998, of the specific nature of the breach and Subsidiary or Regent has failed to correct it within that period provided, however, that Buyer shall have no right to cure a failure to pay the Purchase Price at the Closing or to consummate the Ruby APA.

                  (b) In the event of a material breach by Topaz prior to Closing of any term or agreement contained in this Agreement or any warranty or representation contained herein, or in the event the Time Brokerage Agreement is terminated by Regent or its affiliate pursuant to paragraph 7 thereof, Regent and Subsidiary may, at their option, terminate the Agreement, the Escrow Deposit shall be delivered to Regent, and Regent and Subsidiary may recover liquidated damages from Topaz and/or Gammon and/or Ruby (under the Ruby APA), up to $400,000.00 in the aggregate, or, without terminating this Agreement, demand and obtain specific performance of this Agreement, which Topaz and Gammon acknowledge is an appropriate remedy because the actual damages recoverable at law may be inadequate or there may not be any other adequate remedy at law. The rights conferred by this subparagraph may not be exercised unless either Subsidiary or Regent has given Topaz thirty (30) days' written notice (or such lesser number of days as are remaining until December 1, 1998) of the specific nature of the breach and Topaz has failed to correct it within that period.

                  (c) In the event this Agreement is terminated for any reason other than a breach by Subsidiary or Regent, the Escrow Deposit shall be returned to Regent.

                  (d) Notwithstanding the provisions of subparagraphs 29(a), (b) and (c) above, neither party shall be entitled to damages or expenses from the other in the event this Agreement fails to close solely due to the failure to obtain in a timely manner the Final Order, provided that such failure is not attributable, in whole or in part, to circumstances or events within the control of a party hereto or to the failure of such party to use its best efforts to obtain such Final Order.

         30. BROKERAGE. The parties agree that other than Star Media, no broker or finder was connected with or brought about this transaction and the parties have not entered into any other brokerage agreements. Regent shall pay the fee due to Star Media Group at Closing. Topaz and Gammon agree to indemnify and save Regent and Subsidiary harmless with respect to any other claimant for a broker's fee for this transaction based on any agreement with Topaz or Gammon, and Regent and Subsidiary agree to indemnify and save Topaz and Gammon harmless, with respect to any other claimant for a broker's fee for this transaction.

         31. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements herein contained shall be deemed and construed to be continuing representations, warranties, covenants, and agreements which shall survive the consummation of this transaction for one (1) year; and neither the acceptance of delivery of the Regent Stock or any other consideration hereunder shall constitute a waiver of any covenant, representation, or warranty herein contained. Regent and Subsidiary, on the one hand, and Topaz, on the other, shall remain liable to each other for any damage (subject to the limitations contained in this Agreement) resulting from any breach, failure, non-performance or non-fulfillment of any of their respective covenants, representations or warranties herein notwithstanding that the injured party may elect to close this transaction with such breach outstanding. No waiver or forbearance by either party in any instance shall constitute or be deemed a waiver or forbearance in any other instance. Any party hereto may waive the conditions to its performance hereunder other than those pertaining to regulatory approval.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         32. TIME BROKERAGE AGREEMENT. Simultaneously with the execution hereof, Topaz shall enter into with Regent or its affiliate a Time Brokerage Agreement, in the form of Schedule 32 hereto (the "Time Brokerage Agreement"), pursuant to which Topaz will make available to Regent and/or its affiliate the broadcasting transmission facilities to the Station and/or cause to be broadcast on the Station Regent's programming from the Commencement Date (as defined in the Time Brokerage Agreement) during the term thereof. An Event of Default by any party under the Time Brokerage Agreement shall constitute a material default under this Agreement and insofar as the cure period specified in the Time Brokerage Agreement has expired with respect to the default, no further cure period shall be afforded under the provisions of this Agreement.

         33. HEADINGS. The headings of paragraphs of this Agreement are for convenience of reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the meanings of the parties.

         34. EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be construed one and the same Agreement, and shall become effective when one counterpart has been signed by each party and delivered to the others hereto.

         35. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Topaz, by notifying Regent, and in the case of Regent or Subsidiary, by notifying Topaz:

                  If to Regent or Subsidiary:

                  Terry S. Jacobs, Chairman
                  Regent Communications, Inc.
                  50 East RiverCenter Blvd., Suite 180
                  Covington, Kentucky 41011
                  Fax: (606) 292-0352

                  copy to:

                  STRAUSS & TROY
                  2100 PNC Center
                  201 East Fifth Street
                  Cincinnati, Ohio 45202
                  Attn: Alan C. Rosser, Esq.
                  Fax: (513) 241-8289

                  If to Gammon or Topaz:

                  Thomas P. Gammon, President
                  Topaz Broadcasting, Inc.
                  1476 Waterfront Road
                  Suite 100
                  Reston, Virginia  22094
                  Fax: (202) 737-9001

                  copy to:

                  LEVENTHAL, SENTER & LERMAN, PLLC
                  2000 K Street, N.W., Suite 600
                  Washington, D.C.  20006
                  ATTN:  Meredith S. Senter, Jr., Esq.
                  Fax: 202/293-7783

         36. DISCLOSURE. The parties agree that the subject matter of this Agreement is one of the utmost confidentiality and the release of information is a matter of great importance to both parties. Both parties agree that no disclosure of any aspect of this Agreement, no press release or other publicity shall be released by either party without the consent of the other; provided, however, any party may release any information that is required by state or federal law, customarily transmitted to any potential or present Senior Lender, or a matter of public record on file with the Commission.

         37. RECEIPT OF SERIES E PREFERRED STOCK. Receipt of the shares of the Series E Preferred Stock by Gammon shall be deemed to be acceptance, ratification and consent by Gammon in all respects to the terms and provisions of this Agreement.

         38. AMENDMENT OR TERMINATION. At any time prior to the filing of a Certificate of Merger with the Secretary of State of Delaware, the Boards of Directors of Subsidiary and Topaz, by mutual consent, may amend or terminate this Agreement, notwithstanding favorable action on the merger by the stockholder of either or both of Subsidiary and Topaz, provided that any such amendment shall not affect the rights of the stockholder in a manner which is materially adverse to such stockholder in the judgment of the Board of Directors of Subsidiary or Topaz, as the case may be. At any time after the execution of this Agreement pursuant to the favorable resolutions of their Boards of Directors, neither Subsidiary or Topaz may terminate or modify this Agreement without the consent of the other except in accordance with the terms hereof.

         39. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Schedules hereto and the Time Brokerage Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. Any matter that is disclosed in a Schedule hereto in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference.

         40. GOVERNING LAW AND FORUM. The parties agree that any action brought to enforce any provisions of this Agreement or to seek any remedy provided for hereunder shall be brought in a California State court of competent jurisdiction located in Los Angeles County, California. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE IN THE COUNTY OF LOS ANGELES, CALIFORNIA. Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation, execution and delivery of this Agreement and that its lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware.

         41. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

               [THE BALANCE OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESS:                              TOPAZ BROADCASTING, INC.


                                      By:
----------------------                   ---------------------------------------
                                      Its:
                                           -------------------------------------

WITNESS:                              REGENT BROADCASTING OF
                                      VICTORVILLE,  INC.


                                      By:
----------------------                   ---------------------------------------
                                      Its:
                                           -------------------------------------


WITNESS:                              REGENT COMMUNICATIONS, INC.


                                      By:
----------------------                   ---------------------------------------
                                      Its:
                                           -------------------------------------


I, ______________________, Secretary of Topaz Broadcasting, Inc., a corporation organized and existing under the laws of the State of California ("Topaz") hereby certify, as such Secretary, that the Agreement of Merger dated December , 1997, between Topaz, Regent Broadcasting of Victorville, Inc. and Regent Communications, Inc., to which this certificate is attached, was duly consented to in writing by Thomas P. Gammon, the holder of all the outstanding stock of Topaz, in accordance with Section 228 of Title 8 of the General Corporation Law of the State of Delaware and thereby such Agreement of Merger was duly adopted as the act of the stockholder of Topaz, and the duly adopted agreement of such corporation.

WITNESS my hand on this _________ day of __________________, 1997.


--------------------------------
Secretary

I, William L. Stakelin, Secretary of REGENT BROADCASTING OF VICTORVILLE, INC., a corporation organized and existing under the laws of the State of Delaware ("Subsidiary"), hereby certify, as such Secretary, that the Agreement of Merger dated December , 1997, between Topaz Broadcasting, Inc., Subsidiary and Regent Communications, Inc., to which this certificate is attached, was duly consented to in writing by Regent Communications, Inc., the holder of all the outstanding stock of Subsidiary, in accordance with Section 228 of Title 8 of the General Corporation Law of the State of Delaware and thereby such Agreement of Merger was duly adopted as the act of the stockholder of Subsidiary, and the duly adopted agreement of such corporation.

WITNESS my hand on this _________ day of __________________, 1997.


--------------------------------
Secretary

         The above Agreement of Merger, having been approved by the Board of Directors of each of Topaz Broadcasting, Inc. and Subsidiary and having been adopted separately by the stockholder of Topaz Broadcasting, Inc. and Subsidiary, in accordance with the provisions of the General Corporation Law of the State of Delaware, and that fact having been certified on said Agreement of Merger by the Secretary of each of Topaz Broadcasting, Inc. and Subsidiary, the President of Topaz Broadcasting, Inc. and the Chairman of the Board of Regent Communications, Inc. and Subsidiary, do now hereby execute the said Agreement of Merger by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of such corporation, on this _____ day of _____________, 1997.


WITNESS:                         TOPAZ BROADCASTING, INC.


                                 By:
-----------------------             --------------------------------------------
                                 Its:
                                     -------------------------------------------



WITNESS:                         REGENT BROADCASTING OF
                                 VICTORVILLE, INC.


                                 By:
-----------------------             --------------------------------------------
                                 Its:
                                     -------------------------------------------



WITNESS:                         REGENT COMMUNICATIONS, INC.


                                 By:
-----------------------             --------------------------------------------
                                 Its:
                                     -------------------------------------------